SUB-ITEM 77I: Exhibit
                               SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES



           Information regarding the changes in respect of the Registrant's Class C shares and Class D shares, effective as of the close of business on May 16, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on April 1, 2008 (SEC Accession No. 0001169232-08-001545).